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                                 AMENDMENT NO. 6

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated October 15, 1998, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Lincoln Life & Annuity Company of New York, a New York life insurance company, and Lincoln Financial Advisors Corporation, is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

                             Series I and II shares

AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Demographic Trends Fund
AIM V.I. Diversified Dividend Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Equity Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Core Equity Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Small Cap Growth Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-    Lincoln Life & Annuity Flexible Premium Variable Life Account M

-    LLANY Separate Account R for Flexible Premium Variable Life Insurance

-    Lincoln New York Separate Account N for Variable Annuities

-    LLANY Separate Account S for Flexible Premium Variable Life Insurance

-    Lincoln Life & Annuity Flexible Premium Variable Life Account Z

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

- The Lincoln Life & Annuity Company of New York: Flexible Premium Variable Life Insurance Policy LN615NY; LN660NY; :LN665NY; LN670NY; LN680NY; LN690NY

- The Lincoln Life & Annuity Company of New York: Flexible Premium Variable Life Insurance Policy On the Lives of Two Insureds LN650NY; LN655NY

- Lincoln Life & Annuity Company of New York: Lincoln Choice Plus Variable Annuity AN426NY; Lincoln Choice Plus Access Variable Annuity 30296NY

- Lincoln Life & Annuity Company of New York: Lincoln ChoicePlus II Variable Annuity, Lincoln Choice Plus II Access Variable Annuity, Lincoln ChoicePlus II Advance Variable Annuity, Lincoln ChoicePlus II Bonus Variable Annuity 30070BNYMVA3

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CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS (CONT'D)

- Lincoln Life & Annuity Company of New York: Lincoln ChoicePlus Assurance (B Share) Variable Annuhuuity 30070BNYBA; Lincoln ChoicePlus Assurance (C Share) Variable Annuity 30070BNYC; Lincoln ChoicePlus Assurance (L Share) Variable Annuity 30070BNYAL; Lincoln ChoicePlus Assurance (Bonus) Variable Annuity 30070BNYN

- The Lincoln National Life Insurance Company: Corporate-owned Group Variable Universal Life Policies LN925NY

- Lincoln Life & Annuity Company of New York: Lincoln Corporate Private Solution LN930NY

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: October 1, 2006

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Philip A. Taylor
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Philip A. Taylor
Title: Assistant Secretary              Title: President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: Gene L. Needles
Title: Assistant Secretary              Title: President


                                        LINCOLN LIFE & ANNUITY COMPANY OF
                                        NEW YORK


Attest: /s/ Rise' C.M. Taylor           By: /s/ Kelly D. Clevenger
        -----------------------------       ------------------------------------
Name: Rise' C.M. Taylor                 Name: Kelly D. Clevenger
Title: Second Vice President            Title: Second Vice President


                                        LINCOLN FINANCIAL ADVISORS CORPORATION


Attest: /s/ Marilyn K. Ondecker         By: /s/ Lucy D. Gase
        -----------------------------       ------------------------------------
Name: Marilyn K. Ondecker               Name: Lucy D. Gase
Title: Secretary                        Title: Vice President